EXHIBIT 31.2

CERTIFICATION

I, Donald K. Daniel, certify that:

1.

I have reviewed this amendment no. 1 to the annual report on Form 10-K of National HealthCare Corporation;

2.

Based on my knowledge, this amendment no. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment no. 1 to the annual report;

Date: March 3, 2010

/s/ Donald K. Daniel
Donald K. Daniel
Senior Vice President and Controller
(Principal Financial Officer)